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                            SECURITIES EXCHANGE COMMISSION
                                WASHINGTON, DC  20549
                                ---------------------

                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                  December 22, 1998
               --------------------------------------------------------
                          (Date of earliest event reported)


                                 SARA LEE CORPORATION
               --------------------------------------------------------
                (Exact Name of Registrant as Specified in its Charter)

         Maryland                   001-03344                   36-2089049
         --------                   ---------                   ----------
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
      of Incorporation                                    Identification Number)


               Three First National Plaza, Chicago, Illinois  60602-4260
               ---------------------------------------------------------
                  (Address of Principal Offices, including zip code)

                                    (312) 726-2600
               ---------------------------------------------------------
                 (Registrant's telephone number, including area code)

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Item 5.  OTHER EVENTS

          The Registrant issued a press release on December 22, 1998, relating to a recall of products. A copy of the press release is attached as an Exhibit.

          The Registrant currently estimates that it will incur a pre-tax charge of approximately $50 to $70 million in the second quarter, ending December 26, 1998, related to the recall. The actual charges could be more or less than the current estimate.

          The preceding paragraph contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, concerning the estimated charge to earnings associated with the recall. The Registrant cautions that such forward-looking statements are qualified by important factors that could cause actual charges to differ materially from the estimate, including, among others: quantities of products in channels of distribution; extent of refund claims; and costs of efforts required to reach consumers. In addition, charges associated with required remedial actions will depend upon several factors, including, among others: identification of the source of contamination; the particular facility affected; and the extent of any required remedial actions, if any. Readers should understand that it is not possible to predict or identify all factors that may affect charges to earnings. Consequently, readers should not consider such list to be a complete statement of all uncertainties.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c) EXHIBITS. The following documents are filed as exhibits to this current report.

                       Press release issued December 22, 1998.

                                      SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 22, 1998                        SARA LEE CORPORATION
                                         (Registrant)


                                         By:  /s/  Wayne R. Szypulski
                                             ------------------------------
                                         Name:   Wayne R. Szypulski
                                         Title:  Vice President - Controller


                                 EXHIBIT INDEX


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                       Press release issued December 22, 1998.






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